U.S. SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                   FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



                                December 6, 2001
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)



                              Adpads Incorporated
              ----------------------------------------------------
              Exact Name of Registrant as Specified in its Charter



           Colorado                 0-28373              84-1306598
---------------------------     ---------------    ----------------------
State or Other Jurisdiction     Commission File    IRS Employer Identifi-
     of Incorporation                Number             cation Number



                108 Fortunato Place, Neptune, New Jersey  07753
          ----------------------------------------------------------
          Address of Principal Executive Officer, Including Zip Code



                                (732) 918-8004
              --------------------------------------------------
              Registrant's Telephone Number, Including Area Code



                 1000 Highway 34, Matawan, New Jersey  07747
         -----------------------------------------------------------
         Former Name or Former Address, if Changed Since Last Report










ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

     On December 6, 2001, Adpads Incorporated (the "Company") completed the acquisition of 100% of the outstanding common stock of Blue Flying Fish, Inc., a Delaware corporation ("BFFI"), in exchange for shares of the Company's Common Stock and Series A Convertible Preferred Stock. The Company issued a total of 18,800,000 shares of Common Stock and 4,783,333 shares of its Series A Convertible Preferred Stock to the shareholders of BFFI at the closing.

     The stock issuances were made pursuant to a Share Exchange Agreement ("Agreement") between the Company and BFFI. The terms of the Agreement were the result of negotiations between the managements of the Company and BFFI. However, the Board of Directors did not obtain any independent "fairness" opinion or other evaluation regarding the terms of the Agreement, due to the cost of obtaining such opinion or evaluation. The Agreement also provides for the issuance of a finder's fee in the amount of 10,000 shares of the Series A Convertible Preferred Stock.

     The foregoing summary of the Agreement is qualified by reference to the complete text of the Agreement, together with the exhibits thereto, which is filed as Exhibit 10 hereto, and is incorporated herein by this reference.

     The Series A Convertible Preferred Stock (the "Preferred Stock") is convertible into shares of the Company's Common Stock at the rate of one share of Preferred Stock for 120 shares of Common Stock. The Company has less than 700,000 shares of authorized and unissued Common Stock, and therefore, the Preferred Stock cannot be converted unless and until the number of authorized shares of Common Stock is increased significantly or unless there is a significant reverse split, both of which actions require shareholder approval. The Company intends to seek shareholder approval of a one for 40 reverse stock split as soon as the Company can prepare proxy materials and have them reviewed by the Securities and Exchange Commission. The Company estimates that the shareholder meeting will be held in January 2002. If and when the shareholders approve the one for forty reverse stock split, the holders of the Preferred Stock will be able to convert their shares of Preferred Stock into Common Stock on a three shares of Common Stock for every one share of Preferred Stock basis.

     In compliance with the conditions to closing the transaction with BFFI, the Company converted $220,000 of its outstanding debt into 4,400,000 restricted shares of the Company's Common Stock at a price of $0.05 per share.

     In compliance with the conditions to closing the transaction with BFFI, David Brownstein delivered at closing an irrevocable proxy to William Callari for 6,300,000 shares of the Company's Common Stock.

     As a result of the transaction with BFFI, the issuance of the 18,800,000 shares of common stock and 4,783,333 shares of Series A Convertible Preferred Stock to the BFFI shareholders, following are those persons known by the Company to own 5% or more of the Company's Common Stock:







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                                                           Percent of
                                                          Outstanding
                                                           Shares of
     Name and Address              Number of Votes        Common Stock
     ----------------              ---------------        ------------

     Mark Spargo                   122,648,255 (1)           73.0%
     22 Parkside Way
     Millstone Twp., NJ  08691

     William Callari               138,146,979 (2)           78.1%
     108 Fortunato Place
     Neptune, NJ  07753

     David Brownstein               14,142,000               28.7%
     1000 Highway 34
     Matawan, NJ  07747

     Erica Ventley                  40,882,871 (3)           46.0%
     410 Park Avenue, 17th Floor
     New York, NY  10022

     Gerald Goodman                  3,066,161 (4)            5.9%
     Two Industrial Way West
     Eatontown, NJ  07724
_____________________

(1) Includes 3,889,655 shares of Common Stock and 118,758,600 shares of Common Stock underlying 989,655 shares of Series A Convertible Preferred Stock.

(2) Includes 3,760,000 shares of Common Stock held directly by Mr. Callari; 421,379 shares of Common Stock held by North Star Resources, Inc., which is controlled by Mr. Callari; 114,800,040 shares of Common Stock underlying 956,667 shares of Series A Convertible Preferred Stock held by Mr. Callari; 12,865,560 shares of Common Stock underlying 107,213 shares of Series A Convertible Preferred Stock held by North Star Resources, Inc.; and 6,300,000 votes held under an irrevocable proxy from David Brownstein.

(3) Includes 1,037,241 shares of Common Stock held directly by Ms. Ventley; 259,310 shares of Common Stock held by her two children; 31,668,960 shares of Common Stock underlying 263,908 shares of Series A Convertible Preferred Stock held by Ms. Ventley; and 7,917,360 shares of Common Stock underlying 65,978 shares of Series A Convertible Preferred
     Stock held by her two children.

(4) Includes 97,241 shares of Common Stock and 2,968,920 shares of Common Stock underlying 24,741 shares of Series A Convertible Preferred Stock.








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     Effective on the closing of the acquisition, the Company's Officers and
Directors were as follows:

            Mark E. Spargo   -  Chairman of the Board and CEO
            William Callari  -  Vice Chairman and COO
            Erica Ventley    -  CFO and Director
            Gerald Goodman   -  Director and Chairman of the Audit
                                Committee


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     As described in Item 1 of this Report, on December 6, 2001, the Company acquired all of the outstanding Common Stock of BFFI in exchange for 18,800,000 shares of the Company's Common Stock and 4,783,333 shares of the Company's Series A Convertible Preferred Stock.

     Blue Flying Fish, Inc. ("BFFI" or the "Company"), a Delaware corporation, is a diversified holding company currently comprised of three operating divisions: Buhl Industries ("Buhl"); First American Mortgage Group ("FAMG"); and BFFI Services ("BFFI Services"). With the exception of the recently formed BFFI Services, the subsidiaries are existing businesses, acquired by the management for their turnaround and/or growth potential.

     BFFI management focuses on key areas to implement change: sales and marketing, cash flow management, strategic planning/M&A, and the use of shared internet-based technology services to reduce costs, grow distribution and implement high quality Customer Relationship Management systems. Currently, the Company's biggest subsidiary is Buhl. Established in 1953, Buhl is a manufacturer of projection and lighting technology and electrical sockets.
For year end May 2001, it had a net loss before taxes of $736,910 on $4,861,558 in revenues. The Company's second largest division is FAMG, which was started in June of 2001. It is primarily a sub-prime mortgage broker with offices in five states. BFFI's other division is BFFI Services. Launched in September of 2001, it is a professional services consulting firm focusing upon outsourced management, technology strategy, system design, development, deployment and aggregation of best-of-breed Managed Service Producer relationships for clients and subsidiaries.

ITEM 5.  OTHER MATERIALLY IMPORTANT EVENTS.

     The Company intends to hold a special shareholders meeting in January 2001, at which time shareholders will be asked to approve a change of the Company's name to Blue Flying Fish, Inc.; a one-for-forty (1 for 40) reverse stock split; a change of domicile from Colorado to Delaware; a Stock Option Plan; and any other matters that come before the meeting.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. The financial statements required by Rule 3-05(b) of Regulation S-X for BFFI are not yet available, and will be filed by amendment on or before February 19, 2002.


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     (b)  PRO FORMA FINANCIAL INFORMATION.  The pro forma financial information required by Article 11 of Regulation S-X is not yet available, and will be filed by amendment on or before February 19, 2002.

     (c)  EXHIBITS.

          Exhibit 10     Share Exchange Agreement between Adpads
                         Incorporated and Blue Flying Fish, Inc.
                         (filed herewith electronically)

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                  ADPADS INCORPORATED



Dated:  December 21, 2001         By:/s/ Mark Spargo
                                     Mark Spargo, CEO

































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